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                                                                 EXHIBIT (h)(19)

                              AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                           CO-ADMINISTRATION AGREEMENT
                                 BY AND BETWEEN
                                 NORTHERN FUNDS,
                           THE NORTHERN TRUST COMPANY
                                       AND
                                    PFPC INC.
                               DATED MAY 17, 2001

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios:

Money Market Fund                            Global Fixed Income Fund  (formerly
U.S. Government Money Market Fund            known as the International Fixed
U.S. Government Select Money Market Fund     Income Fund)
Tax-Exempt Money Market Fund                 High Yield Municipal Fund
Municipal Money Market Fund                  High Yield Fixed Income Fund
California Municipal Money Market Fund       Income Equity Fund
U.S. Government Fund                         Stock Index Fund
Short-Intermediate U.S. Government Fund      Large Cap Value Fund
Intermediate Tax-Exempt Fund                 Growth Equity Fund
California Intermediate Tax-Exempt Fund      Select Equity Fund
Florida Intermediate Tax-Exempt Fund         Value Fund
Fixed Income Fund                            Mid Cap Growth Fund
Tax-Exempt Fund                              Small Cap Index Fund
Arizona Tax-Exempt Fund                      Small Cap Value Fund  (formerly
California Tax-Exempt Fund                   known as the Small Cap Fund)
                                             Small Cap Growth Fund
                                             Growth Opportunities Fund
                                             International Growth Equity Fund
                                             International Select Equity Fund
                                             Technology Fund
                                             Blue Chip 20 Fund
                                             Global Communications Fund

All signatures need not appear on the same copy of this Amended and Restated Schedule A.

NORTHERN FUNDS                      THE NORTHERN TRUST COMPANY

By:     /s/ Eric Schweitzer                 By:    /s/ Lloyd A. Wennlund
        ---------------------                      ---------------------
Title:  Vice President                      Title: Senior Vice President
        ---------------------                      ---------------------
Date:   May 17, 2001                        Date:  May 17, 2001
        ---------------------                      ---------------------


PFPC INC.

By:     /s/ Stephen M. Wynne
        ----------------------------
Title:  Executive Vice President
        ----------------------------
Date:   May 17, 2001
        ----------------------------


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